Exhibit 10.3

AMENDMENT #2 TO

LICENSE AGREEMENT

This Amendment #1, dated as of May 18, 2016 (this “Agreement”), to the Original License Agreement (as defined below) is by and between the University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group, a Virginia not-for-profit corporation of the Commonwealth of Virginia, having its principal offices at 250 West Main Street, Charlottesville, VA 29902 (“UVA LVG”), and ADial Pharmaceuticals, LLC, a Virginia limited liability company (“Adial” and together with “UVA LVG”, the “Parties”).

WHEREAS, the Parties have entered into that certain licensing agreement dated as of January 21, 2011 and as amended on October 21, 2013 (together, “Original License Agreement”); and

WHEREAS, the Parties wish to amend the Original License Agreement as provided herein.

NOW, THEREFORE in consideration of the premises set forth above and the mutual covenants set forth below, the parties hereto agree as follows:

AGREEMENT

1.       The date in Section 4.2 A. is changed to December 31, 2017.

2.       The date in Section 4.2 B. is changed to December 31, 2021.

3.       The date in Section 4.2 C. is changed to December 31, 2022.

4.       Except as provided herein, the terms and obligations of the Parties under the Original License Agreement shall remain as specified therein.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.

University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group		ADial Pharmaceuticals, LLC

By:	/s/ Michael P. Straightiff	By:	/s/ William B. Stilley
Name:	Michael P. Straightiff	Name:	William Stilley, CEO
Date:	May 17, 2016	Date:	April 18, 2016